Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Premiere Global Services, Inc. 2014 Incentive Plan of Premiere Global Services, Inc. of our report dated March 18, 2013, with respect to the consolidated financial statements of Premiere Global Services, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia

June 23, 2014